UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 26, 2001

(Date of earliest event reported)

Commission File Number 333-33121

LEINER HEALTH PRODUCTS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	95–3431709
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

901 East 233rd Street, Carson, California 90745

(310) 835–8400

(Address and telephone number of principal executive offices)

Item 5.  Other Events

On December 14, 2001, Leiner Health Products Inc. (the “Company”) issued a press release (the "Press Release") announcing that the Company had reached an agreement in principle with its Senior Lenders to extend its previously announced forbearance period until the completion of its financial restructuring. The documentation of the agreement in principle to extend the forbearance period has been finalized, effective, as of December 14, 2001, and is attached hereto as Exhibit 4.38 and incorporated herein by reference. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

4.38	Fifth Forbearance Agreement dated as of December 14, 2001, among Leiner Health Products Inc., Vita Health Products Inc., and the banks and other financial institutions party thereto, as Lenders.

99.1	Press Release dated December 14, 2001

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEINER HEALTH PRODUCTS INC.

By:	/s/ DAVID COLES
David Coles
Interim Chief Financial Officer

Date: December 26, 2001